                                                                     Exhibit 4.3

                        AFFILIATE SUBORDINATION AGREEMENT

          AFFILIATE SUBORDINATION AGREEMENT dated as of December 9, 2003, between GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), GLOBAL CROSSING LIMITED (formerly GC Acquisition Limited), a company duly organized and validly existing under the laws of Bermuda (the "Company"), the other entities identified on the signature pages hereto under the caption "GUARANTORS" (the Company together with such other entities being herein called the "Guarantors" and, together with the Issuer, the "Credit Parties") and WELLS FARGO BANK MINNESOTA, N.A., as trustee and agent under the below-referenced Indenture (in such capacity, together with its successors in such capacity, the "Trustee").

          Pursuant to an Indenture dated as of December 9, 2003 (as modified and supplemented and in effect from time to time, the "Indenture") by and between the Credit Parties and the Trustee for the benefit of the holders of the Notes (as hereinafter defined), the Issuer has issued $200,000,000 of its 11% Senior Secured Notes due 2006 (the "Notes") and the Guarantors have unconditionally guaranteed all of the obligations of the Issuer under and in respect of the Notes.

          To induce the holders of the Notes to accept the same on the terms and conditions as provided in the Indenture, and in accordance with Section 4.09(e)(i) of the Indenture, each Credit Party has agreed to subordinate any Subordinated Indebtedness (as hereinafter defined) held by it to all Senior Indebtedness (as hereinafter defined), all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Terms defined in the Indenture are used herein as defined therein. In addition, as used herein:

          "Senior Indebtedness" shall mean the following indebtedness and obligations:

          (a) all indebtedness and other obligations of the Issuer under the Notes, of the Guarantors under the Note Guarantees and (without duplication) of the Credit Parties under the Indenture (as the same may be modified and supplemented from time to time, and including all agreements extending, renewing or refinancing the same); and

          (b) all interest accruing after the commencement of any proceedings referred to in Section 2.01(ii) below, whether or not such interest is an allowed claim in such proceeding.

          "Subordinated Indebtedness" shall mean any intercompany indebtedness or intercompany accounts payable or other intercompany obligations of a Credit Party owing to any other Credit Party or (without duplication) to any Restricted Subsidiary.

          "Subordinated Indebtedness Documents" shall mean any credit agreement, promissory note, indenture or other agreement or instrument evidencing any Subordinated Indebtedness.

                        Affiliate Subordination Agreement

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                                       2

          Section 2. Subordination.

          2.01 Subordination of Subordinated Indebtedness. Anything in any Subordinated Indebtedness Document to the contrary notwithstanding, each Credit Party, for itself and its successors and assigns, covenants and agrees that, to the extent and in the manner hereinafter set forth, all Subordinated Indebtedness held by such Credit Party and its successors and assigns (such Credit Party and its successors and assigns, the "Affiliate Holder"), and the payment from whatever source of the principal of, and interest and premium (if any) on, such Subordinated Indebtedness, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness:

          (i) The holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts constituting Senior Indebtedness before such Affiliate Holder is entitled to receive any payment on account of the Subordinated Indebtedness held by it (and unless and until all Senior Indebtedness has been so paid, such Affiliate Holder will not (x) ask, demand, sue for, take or receive from any Credit Party obligated in respect of such Subordinated Indebtedness (each, a "Credit Party Obligor"), by set-off or in any other manner, or (y) seek any other remedy allowed at law or in equity against any Credit Party Obligor for breach of such Credit Party Obligor's obligations under any Subordinated Indebtedness Document, provided that, so long as at the time thereof and after giving effect thereto no Event of Default shall have occurred and be continuing, unremedied and unwaived, under the Indenture, any Credit Party Obligor may make, and such Affiliate Holder shall be entitled to receive and retain, payments in respect of the principal of and interest of the Subordinated Indebtedness.

          (ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Credit Party Obligor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Credit Party Obligor, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts constituting Senior Indebtedness before such Affiliate Holder is entitled to receive, or make any demand for, any payment on account of the Subordinated Indebtedness, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities.

          (iii) If any payment or distribution of any character, whether in cash, securities or other property, in respect of any Subordinated Indebtedness shall (despite these subordination provisions) be received by such Affiliate Holder before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), and to holders of any other Indebtedness to which the Subordinated Indebtedness is similarly subordinated, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness, and all such other Indebtedness, in full.

                        Affiliate Subordination Agreement

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                                       3

          No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of any Subordinated Indebtedness or any Subordinated Indebtedness Document by any act or failure to act on the part of any Credit Party Obligor or by any act or failure to act, in good faith on the part of such holder or any trustee or agent for such holder. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and each Affiliate Holder on the other hand, and nothing herein shall impair, as between any Credit Party Obligor and any Affiliate Holder, the obligation of such Credit Party Obligor, which is unconditional and absolute, to pay to such Affiliate Holder any principal of Subordinated Indebtedness and interest thereon in accordance with the terms of any Subordinated Indebtedness Document.

          2.02 Subrogation. Subject to the payment in full in cash of all Senior Indebtedness, each Affiliate Holder shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, and interest on, the Subordinated Indebtedness held by such Affiliate Holder shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any Affiliate Holder would be entitled except for the provisions of Section 2.01, and no payments over pursuant to the provisions of Section 2.01 to the holders of Senior Indebtedness by any Affiliate Holder, shall, as between the applicable Credit Party Obligor, its creditors other than holders of Senior Indebtedness, and such Affiliate Holder, be deemed to be a payment or distribution by such Credit Party Obligor to or on account of the Senior Indebtedness.

          2.03 Defaults. If after payment in full in cash of the Senior Indebtedness, any payment of Subordinated Indebtedness is not made when due or any other event of default shall occur in respect of such Subordinated Indebtedness, the applicable Affiliate Holder may declare all amounts owing in respect of such Subordinated Indebtedness due and payable, provided that if after repayment in full of the Senior Indebtedness, any payments of Senior Indebtedness shall at any time be rescinded or otherwise must be returned by the holder of any Senior Indebtedness, such demand, if made, shall be automatically rescinded.

          Section 3. Miscellaneous.

          3.01 Notices. All notices, waivers, requests, consents, demands, directions and other instruments delivered pursuant to the terms of this Agreement shall be in writing in the English language or accompanied by a certified English translation (which English translation shall be considered the original instrument and shall control in case of any conflict between the English and foreign language versions) and telecopied or delivered to the respective parties hereto as provided in Section 12.02 of the Indenture. All such communications shall be deemed to have been given at the times specified in said Section 12.02. The Trustee shall receive a copy of any notice under this Agreement from any Credit Party to any other Credit Party.

          3.02 No Waiver. No failure on the part of the Trustee or any Holder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any Holder of any right, power or remedy hereunder preclude any other or further exercise

                        Affiliate Subordination Agreement

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                                       4

thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          3.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Credit Party and the Trustee. Any such amendment or waiver shall be binding upon the Trustee, each Holder and each Credit Party. The Trustee shall not be obligated to enter into any amendment, waiver or alteration that affects the Trustee's own rights, duties, immunities or indemnities hereunder or under the Indenture, the Global Security Agreement or otherwise except in accordance with the terms hereof.

          3.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Credit Party, the Trustee and each Holder.

          3.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          3.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          3.08 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          3.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          3.10 Rights, Privileges; Etc. The rights, privileges, immunities, indemnities and standard of care provided to the Trustee under Article VIII of the Indenture and the Global Security Agreement shall, to the extent applicable, apply in this Agreement and to the Trustee's acts and omissions related to this Agreement as if fully set forth herein.

          3.11 Enforcement. By the Trustee's signature below and its acceptance of the benefits of this Agreement, except to the extent otherwise provided in
Section 7.06 of the Indenture, each Holder agrees that this Agreement may only be enforced by the Trustee, and that no Holder shall have any right individually to enforce or seek to enforce this Agreement or to realize upon the Collateral or other security given to secure the payment and performance of the Secured Obligations.

                        Affiliate Subordination Agreement

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                                       5

          IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Subordination Agreement to be duly executed in their respective capacities as set forth below as of the date first written above.

                                   ISSUER

                                   GLOBAL CROSSING NORTH
                                      AMERICAN HOLDINGS, INC.


                                   By: /s/ John B. McShane
                                       -----------------------------------------
                                       Name: John B. McShane
                                       Title: Authorized Signatory


                                   GUARANTORS

                                   GLOBAL CROSSING LIMITED


                                   By: /s/ John B. McShane
                                       -----------------------------------------
                                       Name: John B. McShane
                                       Title: Exec. VP & General Counsel

                        Affiliate Subordination Agreement

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                                       6

US Guarantors:

                                   ALC COMMUNICATIONS CORPORATION
                                   BUDGET CALL LONG DISTANCE, INC.
                                   BUSINESS TELEMANAGEMENT, INC.
                                   GC DEV. CO., INC.
                                   GC PACIFIC LANDING CORP.
                                   GLOBAL CROSSING ADVANCED CARD SERVICES, INC.
                                   GLOBAL CROSSING BANDWIDTH, INC.
                                   GLOBAL CROSSING BILLING, INC.
                                   GLOBAL CROSSING DEVELOPMENT CO.
                                   GLOBAL CROSSING EMPLOYEE SERVICES INC.
                                   GLOBAL CROSSING GLOBALCENTER HOLDINGS, INC.
                                   GLOBAL CROSSING HOLDINGS USA, LLC
                                   GLOBAL CROSSING INTERNET DIAL-UP, INC.
                                   GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO. GLOBAL CROSSING LOCAL SERVICES, INC.
                                   GLOBAL CROSSING NORTH AMERICA, INC.
                                   GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC. GLOBAL CROSSING TELECOMMUNICATIONS, INC. GLOBAL CROSSING TELEMANAGEMENT, INC.
                                   GLOBAL CROSSING USA INC.
                                   GT LANDING CORP.
                                   GT LANDING II CORP.
                                   INTERNATIONAL OPTICAL NETWORK, L.L.C.
                                   IXNET, INC.
                                   MAC LANDING CORP.
                                   PAC LANDING CORP.
                                   RACAL TELECOMMUNICATIONS INC.
                                   SUBSIDIARY TELCO, LLC
                                   US CROSSING, INC.


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Assistant Secretary

                        Affiliate Subordination Agreement

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                                       7

Bermudan Guarantors:

                                   ATLANTIC CROSSING HOLDINGS LTD.
                                   ATLANTIC CROSSING LTD.
                                   ATLANTIC CROSSING II LTD.
                                   GLOBAL CROSSING HOLDINGS
                                   GLOBAL CROSSING INTERNATIONAL, LTD.
                                   GLOBAL CROSSING NETWORK CENTER LTD.
                                   GLOBAL CROSSING PORTFOLIO HOLDINGS LTD.
                                   MID-ATLANTIC CROSSING HOLDINGS LTD.
                                   MID-ATLANTIC CROSSING LTD.
                                   PAC PANAMA LTD.
                                   PAN AMERICAN CROSSING HOLDINGS LTD.
                                   PAN AMERICAN CROSSING LTD.
                                   SOUTH AMERICAN CROSSING HOLDINGS LTD.
                                   SOUTH AMERICAN CROSSING LTD.


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Attorney-in-fact


Canadian Guarantors:

                                   AMERITEL MANAGEMENT, INC.
                                   GLOBAL CROSSING CONFERENCING-CANADA, LTD.
                                   GLOBAL CROSSING TELECOMMUNICATIONS-CANADA,
                                   LTD.
                                   GLOBAL CROSSING WORLDWIDE CUSTOMER HELP DESK
                                   CANADA LTD.


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Assistant Secretary

                        Affiliate Subordination Agreement

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                                       8

UK Guarantors:

                                   Executed as a deed by
                                   ATLANTIC CROSSING HOLDINGS U.K. LIMITED
                                   GC PAN EUROPEAN CROSSINGUK LTD.
                                   GEOCONFERENCE LIMITED
                                   GLOBAL CROSSING (BIDCO) LIMITED
                                   GLOBAL CROSSING CONFERENCING LIMITED
                                   GLOBAL CROSSING EUROPE LIMITED
                                   GLOBAL CROSSING IXNET EMEA HOLDINGS LIMITED
                                   GLOBAL CROSSING NETWORK CENTER (UK) LTD.
                                   GLOBAL CROSSING (UK) TELECOMMUNICATIONS
                                      LIMITED
                                   GT U.K. LTD.
                                   IXNET UK LIMITED
                                   MID-ATLANTIC CROSSING  HOLDINGS UK LTD.
                                   PAN AMERICAN CROSSING UK LTD.


                                   By /s/ Terrence L. Dugan
                                      ------------------------------------------
                                      Name: Terrence L. Dugan
                                      Title: Attorney-in-fact


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Attorney-in-fact


Irish Guarantors:

                                   SIGNED, SEALED and DELIVERED by


                                   GC HOLDING SPV
                                   GLOBAL CROSSING IRELAND LIMITED
                                   GLOBAL CROSSING SERVICES EUROPE LIMITED
                                   GLOBAL CROSSING SERVICES IRELAND LIMITED

                                   by its duly appointed attorney:


                                   By /s/ Terrence L. Dugan
                                      ------------------------------------------
                                      Name: Terrence L. Dugan


                                   Witnesseth: /s/ Lindsay Stieber
                                               ---------------------------------
                                               Name: Lindsay Stieber

                        Affiliate Subordination Agreement

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                                       10

European Guarantors:

                                   GC HUNGARY HOLDINGS VAGYONKEZELO
                                      KORLATOLT FELELOSSEGU TARSASAG
                                   GC LANDING CO. GMBH
                                   GC PAN EUROPEAN CROSSING BELGIE B.V.B.A.
                                   GC PAN EUROPEAN CROSSING DANMARK A.P.S.
                                   GC PAN EUROPEAN CROSSING DEUTSCHLAND GMBH
                                   GC PAN EUROPEAN CROSSING FRANCE S.A.R.L.
                                   GC PAN EUROPEAN CROSSING HOLDINGS B.V.
                                   GC PAN EUROPEAN CROSSING LUXEMBOURG I
                                   S.A.R.L.
                                   GC PAN EUROPEAN CROSSING LUXEMBOURG II
                                   S.A.R.L.
                                   GC PAN EUROPEAN CROSSING NEDERLAND B.V.
                                   GC PAN EUROPEAN CROSSING NETWORKS B.V.
                                   GC PAN EUROPEAN CROSSING NORGE AS
                                   GC PAN EUROPEAN CROSSING SVERIGE AB
                                   GC PAN EUROPEAN CROSSING SWITZERLAND GMBH
                                   GLOBAL CROSSING BELGIE B.V.B.A.
                                   GLOBAL CROSSING CYPRUS HOLDINGS LIMITED
                                   GLOBAL CROSSING DANMARK APS
                                   GLOBAL CROSSING DEUTSCHLAND GMBH
                                   GLOBAL CROSSING FRANCE SAS
                                   GLOBAL CROSSING NEDERLAND B.V.
                                   GLOBAL CROSSING NORGE AS
                                   GLOBAL CROSSING SVERIGE AB
                                   GLOBAL CROSSING SWITZERLAND GMBH
                                   GLOBAL CROSSING VENEZUELA B.V.
                                   GT NETHERLANDS B.V.
                                   INTERNATIONAL EXCHANGE NETWORKS SAS


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Attorney-in-fact


                                   GC PAN EUROPEAN CROSSING ITALIA S.R.L.
                                   GLOBAL CROSSING ITALIA S.R.L.


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: ATTORNEY-IN-FACT BY VIRTUE OF THE
                                             POWER OF ATTORNEY EXECUTED ON
                                             NOVEMBER 6 2003 BEFORE NOTARY

                        Affiliate Subordination Agreement

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                                       11

                                    MARIA CELESTE PAMPURI NOTARY PUBLIC IN MILAN

                        Affiliate Subordination Agreement

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                                       12

Global Marine Guarantors:

                                   GLOBAL MARINE CABLE SYSTEMS PTE LIMITED
                                   GLOBAL MARINE SYSTEMS (JAPAN) LIMITED
                                   VIBRO EINSPULTECHNIK DUKER-UND WASSERBAU GMBH


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Attorney-in-fact


                                   GLOBAL MARINE SYSTEMS (DEPOTS) LIMITED


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Authorized Signatory


                                   Executed as a deed by
                                   GLOBAL MARINE SYSTEMS LIMITED


                                   By /s/ Terrence L. Dugan
                                      ------------------------------------------
                                      Name: Terrence L. Dugan
                                      Title: Attorney-in-fact


                                   By /s/ David Sheffey
                                      ------------------------------------------
                                      Name: David Sheffey
                                      Title: Attorney-in-fact


Caribbean and Latin American Guarantors:

                                   GC ST. CROIX COMPANY, INC.
                                   GLOBAL CROSSING MEXICANA S. DE R.L. DE C.V.
                                   GLOBAL CROSSING PANAMA INC.
                                   GC SAC ARGENTINA S.R.L.
                                   SAC BRASIL HOLDING LTDA.
                                   SAC BRASIL LTDA.
                                   SAC CHILE S.A.
                                   SAC COLOMBIA LIMITADA
                                   SAC PANAMA S.A.
                                   SAC PERU S.R.L.


                                   By /s/ David Sheffey
                                      ------------------------------------------

                        Affiliate Subordination Agreement

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                                       13

                                      Name: David Sheffey
                                      Title: Attorney-in-fact

                        Affiliate Subordination Agreement

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                                       14

                                   TRUSTEE


                                   Acknowledged:
                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                   not in its individual capacity but solely as Trustee under the Indenture on behalf of the Holders


                                   By: /s/ Jane Y. Schweiger
                                       -----------------------------------------
                                       Name: Jane Y. Schweiger
                                       Title: Vice President

                        Affiliate Subordination Agreement